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                                                           EXHIBIT 4.(ii)(d)(16)





                                AMENDMENT NO. 1

                           TO AUTHORIZATION AGREEMENT



         This Amendment No. 1 to Authorization Agreement dated as of March 28, 1996 is entered into between (i) the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator (the "Secretary"), and (ii) THE BANK OF NEW YORK, a New York banking corporation, as Trustee under the Trust Indenture dated as of December 7, 1995 (said Trust Indenture, as the same may be amended or supplemented in accordance with its terms, being herein called the "Indenture", and said The Bank of New York and any successor as trustee under the Indenture being herein called the "Indenture Trustee") between the Indenture Trustee and Great Independence Ship Co., a Delaware corporation (the "Shipowner").

                                   RECITALS:

         A. The Shipowner has heretofore issued $26,429,000 principal amount of its United States Government Guaranteed Ship Financing Obligations, Independence Series A (the "Original Obligations") to aid in financing the reconstruction of the passenger cruise vessel named INDEPENDENCE.

         B. On December 7, 1995, the Secretary and the Indenture Trustee entered into the Authorization Agreement, Contract No. MA-13069 (the "Authorization Agreement") in connection with the issuance of the Original Obligations.

         C. The Shipowner desires to issue additional obligations designated United States Government Guaranteed Ship Financing Obligations, Independence Series B (the "Additional Obligations") in the principal amount of $6,903,000.

         D. In connection with the issuance of the Additional Obligations, the Secretary is issuing as of the date hereof a Secretary's Determination, and the Authorization Agreement is being amended to conform with such Secretary's Determination.

         NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1.  AMENDMENT TO THE AUTHORIZATION AGREEMENT.
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         Concerning Section 1.03.  Section 1.03 of the Authorization Agreement
is hereby amended by deleting the existing provision in its entirety and substituting therefor the following:

         "SECTION 1.03. Authorization to Authenticate. The Secretary hereby authorizes and directs the Indenture Trustee to authenticate the Original Obligations, the Additional Obligations and the Guarantees thereon, and deliver such Original Obligations and Additional Obligations and Guarantees in accordance with the Indenture and herewith, provided that the Indenture Trustee shall not authenticate and deliver any Additional Obligations, and the Guarantees thereon, issuable on original issue under the Indenture on a date subsequent to the date of this Authorization Agreement unless and until the Secretary shall have delivered to the Indenture Trustee a Secretary's Determination in connection therewith."

         SECTION 2. EFFECT OF AMENDMENT NO. 1 TO AUTHORIZATION AGREEMENT. Except as otherwise provided in this Amendment No. 1 to Authorization Agreement, the provisions of the Authorization Agreement shall remain unamended and in full force and effect.

         SECTION 3. COUNTERPARTS. This Amendment No. 1 to Authorization Agreement may be executed in any number of counterparts. All such counterparts shall be deemed to be originals and shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to Authorization Agreement to be executed and delivered as of the date first above written.

                                           UNITED STATES OF AMERICA,
                                           SECRETARY OF TRANSPORTATION,

                                           By:  MARITIME ADMINISTRATOR

(SEAL)

                                           By: /s/ Joel C. Richard
                                               ___________________________
                                               Joel C. Richard

Attest: /s/ Sarah J. Johnson







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__________________________
   Assistant Secretary
 Maritime Administration

                                           THE BANK OF NEW YORK
                                                   Indenture Trustee

(SEAL)

                                           By: /s/ Mary LaGumina
                                               _____________________________
                                               Mary LaGumina
                                               Assistant Vice President
Attest:


/s/ Paul J. Schmalzel
_________________________
Paul J. Schmalzel





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